UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2008
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Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

______________________

Registrant’s telephone number, including area code: 011-59-99-465-8525
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01.   Other Events.

On or about January 7, 2008, Orthofix International N.V. (the “Company”) received a federal grand jury subpoena from the United States Attorney’s Office for the District of Massachusetts (the “subpoena”).  The subpoena seeks documents for the period January 1, 2000 through July 15, 2007 from the Company, including its subsidiaries.  The Company believes that the subpoena concerns the compensation of physician consultants and related matters, and further believes that it is associated with the previously announced Department of Health and Human Services, Office of Inspector General’s investigation of such matters.  The Company is cooperating with the government’s request and is in the process of responding to the subpoena.  The Company is unable to predict what action, if any, might be taken in the future by governmental authorities as a result of this investigation or what impact, if any, the outcome of this matter might have on its consolidated financial position, results of operations, or cash flows.

Item 9.01.   Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Raymond C. Kolls
Raymond C. Kolls
General Counsel

Date: January 14, 2008

EXHIBIT INDEX

Exhibit No.	Description

None